December 4, 1995






          Dear Shareholder Member:

          You   are   cordially  invited  to  attend   the
          Company's annual meeting at 10:00 a.m. in the morning on Wednesday, January 10, 1996 in the Auditorium of the Rockford, Illinois, plant.
          Registration for the meeting will be in the Cafeteria Atrium located at the rear of the plant. While the formal meeting begins at 10:00 a.m., we will have an informal social period from 9:00 to 9:45 a.m. in the Cafeteria Atrium.

          Parking is available directly behind the  plant.
          A map is enclosed with this notice.

          We will be most pleased to greet you in advance of the meeting. Please complete and return your proxy card now whether or not you plan to attend.

                                   Sincerely yours,

                                      WOODWARD    GOVERNOR
          COMPANY




                                   John A. Halbrook
                                   Chairman, Board of
          Directors

                    WOODWARD GOVERNOR COMPANY
            Serving Prime Mover Control and Accessory Markets
  5001 North Second Street, P.O. Box 7001, Rockford, Illinois 61125-7001




            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




                        January 10, 1996





The annual meeting of the shareholder members of Woodward Governor Company, a Delaware corporation, will be held in the Company's Auditorium, 5001 North Second Street, Rockford, Illinois, on Wednesday, January 10, 1996, at 10:00 a.m., local time, for the following purposes:

   1. To elect three directors to serve for a term of three years each;

    2.  To adopt the 1996 Long-Term Incentive Compensation  Plan;
and

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on November 13, 1995 are entitled to vote at the meeting.

                                    By Order of the Board of
  Directors

                                    WOODWARD GOVERNOR COMPANY




                                    Carol J. Manning
                                    Corporate Secretary


December 4, 1995



                     YOUR VOTE IS IMPORTANT
               Even  if  you  plan to  attend  the
               meeting  in  person,  please  date,
               sign  and return your proxy in  the
               enclosed  envelope. Prompt response
               is  helpful  and  your  cooperation
               will be appreciated.

                    WOODWARD GOVERNOR COMPANY
            Serving Prime Mover Control and Accessory Markets
  5001 North Second Street, P.O. Box 7001, Rockford, Illinois 61125-7001



                         PROXY STATEMENT

                               FOR

                             ANNUAL

                             MEETING

                               OF

                          SHAREHOLDERS




                   Wednesday, January 10, 1996





TO THE SHAREHOLDER MEMBERS:

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of shareholder members of Woodward Governor Company (the "Company") to be held in the Company's Auditorium, 5001 North Second Street, Rockford, Illinois, on January 10, 1996 at 10:00 a.m., local time, and at any adjournment thereof.

A copy of the Company's Annual Report for the fiscal year ended September 30, 1995, including audited financial statements, is included with this Proxy Statement. This Proxy Statement was mailed to shareholder members on or about December 4, 1995.

A form of proxy is enclosed for use at the meeting or any adjournment thereof. If the proxy is executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by notice to the Secretary of the Company, by submission of a proxy bearing a later date or by voting in person at the meeting. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the directions noted thereon. Absent such directions, the enclosed proxy gives discretionary authority to the attorneys named therein, or their substitutes. Each outstanding share is entitled to one vote on each matter submitted to a vote, except that in the election of directors each shareholder is entitled to cast as many votes as the number of shares held by such shareholder multiplied by the number of directors to be elected and may cast all such votes for the election of one nominee or distribute such votes among either two or three nominees as such shareholder chooses. Shares represented by validly executed proxies will be cumulatively voted so as to elect all or as many as possible of such director nominees in such order as the attorneys named therein shall determine unless the shareholder has otherwise indicated on the proxy. For the election of directors, the three nominees who receive the most votes will be elected. A majority of the votes cast by holders of Common Stock is required to adopt the 1996 Long-Term Incentive Compensation Plan.

The shares represented by proxies will be voted as directed or, if no specification is made, "FOR" the election of the Board's nominees to the Board of Directors, "FOR" the adoption of the 1996 Long-Term Incentive Compensation Plan and, in the discretion of the named proxies, on other matters properly before the meeting.

The Board of Directors has fixed November 13, 1995 as the record date for the determination of shareholder members entitled to vote at the meeting. Accordingly, only shareholder members of record at the close of business on said date will be entitled to vote at the meeting. As of November 13, 1995, the Company had outstanding 2,901,578 shares of Common Stock, $0.0625 par value.

Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

   SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND EXECUTIVE OFFICERS

The following table sets forth as of November 13, 1995 information provided to the Company concerning ownership of the Company's outstanding Common Stock by beneficial holders of more than 5% of the Common Stock, certain executive officers and all directors and executive officers as a group:

                                              Shares of Common Stock    Percent of
                                              Beneficially Owned        Common Stock
            Name                              November 13, 1995         Outstanding
          Principal Holders
           Woodward Governor Company
            Profit Sharing Trust
           5001 North Second Street
           Rockford, Illinois 61125-7001       719,072 (1)              24.78%

           AMCORE Bank N.A., Rockford
           501 Seventh Street
           Rockford, Illinois 61110-0037       280,018 (2)               9.65%

           Mary B. Bittle
           111 Emerson Street, # 643
           Denver, Colorado 80218              194,075 (3)               6.69%

           Quest Advisory Corp.
           Quest Management Company
           Charles M. Royce
           1414 Avenue of the Americas
           New York, New York 10019            190,539 (4)               6.57%

          Non-Director Executive Officers
           C. Phillip Turner
           Vice President                        5,974 (5)                .21%

           Duane L. Miller
           Vice President                        2,238 (5)                .08%

           Peter A. Gomm
           Vice President                        3,339 (5)                .12%

           All directors and executive
            officers as a group - 14 persons    45,215 (5)(6)            1.56%

(1) Shares owned by the Woodward Governor Company Deferred Profit Sharing Plan are held by Vanguard Fiduciary Trust as Trustee. The Woodward Stock Plan portion of the Plan holds 719,072 shares of Common Stock. Some of the shares held in the Woodward Stock Plan portion of the Plan are allocated to participant accounts and the rest of the shares will be allocated to participants as the principal and interest on the current outstanding loan to the Plan are repaid. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received. The remaining shares in the Plan are voted by the Trustee as directed by the Plan's Administrative Committee. In the event of a tender or exchange offer, participants have the right individually to decide whether to tender or exchange shares in their account. The Plan directs the Trustee to tender or exchange all allocated shares for which no timely instructions are received in the same proportion as the allocated shares with respect to which it does receive directions. The remaining unallocated shares are tendered or exchanged by the Trustee as directed by the Plan's Administrative Committee.

(2) The Bank has advised the Company 280,018 shares are owned by the Bank as trustee. Included are 153,659 shares in which Mary
  B. Bittle has a beneficial interest.

(3) Private investor and retired Director. Includes 58,315 shares held by the Irl C. Martin Trust in which Mrs. Bittle is one of three trustees and an income beneficiary with power of appointment as to one-half of the assets, 95,344 shares held by the Dorothy C. Martin Trust in which Mrs. Bittle is one of three trustees and an income beneficiary with power of appointment as to one-half of the assets, 7,583 shares held by the Billie Bittle Marital Trust Number One in which Mrs. Bittle is the trustee and the income beneficiary, 1,727 shares held by Billie Bittle Family Trust in which Mrs. Bittle is the trustee, is the income beneficiary, and has a power of appointment, and 31,106 shares held by Mary Barbara Bittle Trust, a revocable living trust in which Mrs. Bittle is a co-trustee.

(4)   Based on Schedule 13G as filed by Quest Advisory Corp.  and
  Quest  Management  Company  with the  Securities  and  Exchange
  Commission on February 10, 1995.

(5) Includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Deferred Profit Sharing Plan. Plan participants direct the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan.

(6) See table under "ELECTION OF DIRECTORS."

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers and beneficial owners of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock. So far as the Company is aware, based solely upon a review of the reports known by it to have been filed with the SEC, its compensation programs involving its equity securities, and representations of its directors and officers, all of the required filings for the fiscal year ended September 30, 1995 have been timely made except that a Form 4 was inadvertently filed 17 days late for John A. Halbrook.

                      ELECTION OF DIRECTORS
NOMINEES FOR ELECTION TO THE BOARD

Three directors are to be elected at the annual meeting. Proxies will be voted for the election of Messrs. John A. Halbrook, Mark Leum and Michael T. Yonker unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Mr. Halbrook, Mr. Leum and Mr. Yonker are directors of the Company whose terms in office expire this year. If elected, subject to provisions of the Company's Bylaws summarized under "DIRECTORS' QUALIFICATIONS," each of the nominees will hold office for a term ending on the date of the third annual meeting of shareholders following the January 10, 1996 meeting. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur, proxies may be voted for a substitute nominee or nominees selected by the Board.

The Board of Directors recommends a vote "FOR" the election of the Board's nominees to the Board of Directors.


INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS


Name, Age, Principal                          Year First         Shares of Common Stock       Percent of
Occupation and Other                          Elected a          Beneficially Owned           Common Stock
Information                                   Director           November 13, 1995 (1)        Outstanding

Nominees for Election/Class III/
   Term Expiring 1999

John A. Halbrook,
50, is Chairman and
Chief Executive
Officer of the Company                        1991                2,181                       0.08%

Mark Leum, 68, is
retired Vice
Chairman
of the Board of the Company (2)               1972                4,001                       0.14%

Michael T. Yonker,
53, is President
and Chief Executive
Officer of Portec,
Inc., which has
operations in the
construction
equipment,
materials handling and
railroad products industries (3)             1993                1,509                        0.05%

Incumbent Directors/Class II/
 Term Expiring 1998

Vern H. Cassens, 63,
is Senior Vice
President and
Treasurer and Chief Financial Officer
of the Company                              1977                10,758                        0.37%

Carl J. Dargene, 65,
is Chairman,
President and Chief
Executive Officer
of AMCORE
Financial, Inc.,
Rockford, Illinois (4)                      1990                 2,109                        0.07%

Thomas W. Heenan,
64, is a partner in
the law firm
of Chapman and Cutler,
Chicago, Illinois                          1986                 4,709                         0.16%

Incumbent Directors/Class I/
 Term Expiring 1997

J. Grant Beadle, 62,
is retired Chairman
and Chief Executive
Officer of Union
Special Corporation, a
manufacturer of industrial
sewing machines (5)                      1988                  1,489                          0.05%

Lawrence E. Gloyd,
63, is Chairman and
Chief Executive
Officer of CLARCOR
Inc., Rockford,
Illinois, a
manufacturer of
filtration and
consumer
packaging products (6)                  1994                  1,523                           0.05%

J. Peter Jeffrey,
62, is Vice
President of
Development at
Father Flanagan's
Boys' Home
in Boys Town, Nebraska                  1981                 1,631                            0.06%

(1) Includes the maximum number of shares which might be deemed to be beneficially owned under rules of the Securities and Exchange Commission, including some duplication. Includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Deferred Profit Sharing Plan. The Plan
  directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.

(2)  Serves as a director of Rochelle Bancorp, Inc.

(3)   Serves as a director of Portec, Inc., Crown Anderson,  Inc.
  and Modine Manufacturing Company, Inc.

(4)   Serves as a director of AMCORE Financial, Inc. and  CLARCOR
  Inc.

(5)  Serves as a director of Portec, Inc.

(6)   Serves  as  a  director of CLARCOR Inc., AMCORE  Financial,
  Inc., Thomas Industries, Inc. and G.U.D. Holdings Ltd.

All nominees and incumbent directors except Mr. Beadle and Mr. Jeffrey have been engaged in their principal occupation, or in other responsible positions with the same organizations, for at least the last five years. Mr. Beadle retired as Chairman and Chief Executive Officer of Union Special Corporation in May 1991, a position he had held for seven years. Mr. Jeffrey retired as Vice Chairman and Chief Executive Officer of AMCORE Bank N.A., Rockford in December 1991, a position he had held for six years.

The Board of Directors met six times during the last fiscal year;
all directors attended more than 75% of the aggregate of the total meetings of the Board of Directors and all committees of the Board on which they served.

                      DIRECTORS' COMMITTEES

The Board of Directors has established the following committees, among others: The Audit Committee, the Compensation Committee, the Executive Committee and the Selection Committee.

The Audit Committee consists of Mr. Jeffrey (Chairman), Mr. Beadle, Mr. Heenan, Mr. Leum and Mr. Yonker. The Audit Committee is responsible for recommending to the Board the engagement of independent accountants to audit the Company's books. The Committee reviews the scope and approach of both the annual independent audit and internal audits and reviews the Company's system of internal accounting controls. The Committee met three times during the year ended September 30, 1995.

The Compensation Committee consists of Mr. Dargene (Chairman), Mr. Beadle, Mr. Gloyd, Mr. Heenan and Mr. Yonker. The Compensation Committee is responsible for recommending to the Board the base compensation of the Company's officers and key personnel. The Committee evaluates the performance of and reviews the results of the annual member evaluation for those individuals.  The  Committee  met twice  during  the  year  ended
September 30, 1995.

The Executive Committee consists of Mr. Halbrook (Chairman), Mr. Beadle, Mr. Dargene and Mr. Gloyd. The Executive Committee is responsible for exercising all the powers and authority of the Board of Directors in the management of the business when the Board is not in session and when in the opinion of the Chairman the matter should not be postponed until the next scheduled meeting of the Board. The Committee may declare cash dividends. The Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation or recommending the sale, lease or exchange of substantially all of the Company's assets. The Committee met once during the year ended September 30, 1995.

The Selection Committee consists of Mr. Beadle (Chairman), Mr. Dargene, Mr. Halbrook and Mr. Heenan. The Selection Committee is responsible for recommending to the Board qualified individuals to fill any vacancies on the Board. The Committee did not hold any formal meetings during the year ended September 30, 1995.

No  procedures have been established for the consideration by the
Selection   Committee  of  nominees  recommended  by  shareholder
members of the Company.

All actions by committees are reported to the Board at the next scheduled meeting and are subject to approval and revision by the Board. No legal rights of third parties may be affected by Board revisions.

                    DIRECTORS' QUALIFICATIONS
The Company's Bylaws provide that the term of any director shall end on the September 30th next following the director's seventieth birthday, unless otherwise determined by the Board, and that no person may serve as a director unless such person agrees in connection with such service to be guided by the philosophy and concepts of human and industrial association of the Company as expressed in its Constitution. Directors need not be shareholders. Section 2.8 of the Company's Bylaws requires adequate notice to the Company with respect to nominees for directors other than those nominated by the Board. A copy of
Section 2.8 is attached to this Proxy Statement as Exhibit A.

                     EXECUTIVE COMPENSATION

The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation paid to John
A. Halbrook, Chairman and Chief Executive Officer of the Company, and to each of the other four most highly compensated executive officers of the Company whose total compensation in the year ended September 30, 1995 exceeded $100,000.